EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-68806, 33-68808, 33-62631 and 33-62633 of Elcotel, Inc. and
subsidiaries on Forms S-8, of our report dated June 23, 1997, appearing in the Annual Report on Form 10-K of Elcotel, Inc. and subsidiaries for the year ended March 31, 1997.




/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Tampa, Florida

June 27, 1997